Exhibit 10(z)

Framework Agreement

between

NXT plc New Transducers Limited NCT Group, Inc.

and

NCT Audio Products, Inc.

relating to

the reorganisation of certain existing arrangements


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THIS AGREEMENT is dated as of the 30th day of March 2001 and made

BETWEEN:

(1) NXT PLC. ("NXT'), a public company registered in England and Wales under company number 514718 and having its registered office at Ixworth House, 37 Ixworth Place, London, SW3 3QH, England;

(2) NEW TRANSDUCERS LIMITED ("NTL") a company registered in England and Wales under company number 3135528 and having its registered office at Ixworth House, 37 Ixworth Place, London SW3 3QH, England;

(3) NCT GROUP. INC. ("NCT"), a corporation incorporated under the laws of Delaware, USA and having its offices at 20 Ketchum Street, Westport, Connecticut, 06880, U.S.A; and

(4) NCT AUDIO PRODUCTS. INC. ('NCT Audio") a corporation incorporated under the laws of Delaware, U.S.A and having its offices at 20 Ketchum Street, Westport, Connecticut 06880, U.S.A

Background:

NXT (and its wholly owned subsidiary NTL) and NCT (and its subsidiary NCT Audio) have over several years entered into various arrangements relating to flat panel speaker technology. The parties wish to reorganise certain of the existing arrangements and to enter into new arrangements on and subject to the terms of this Agreement.

THE PARTIES AGREE THAT

1.   Interpretation

1.1  Definitions

     In this Agreement where the context admits:

     "Affiliate" means in relation to any party:

     (A)  any legal entity in which that party has an Interest;

     (B) any legal entity which directly or indirectly Controls that party (in relation to each party a "Parent");

     (C)  any legal entity in which a Parent of that party has an Interest or

     (D) in relation to NCT, On Active L.L.C. provided that the percentage of shares held by NCT or any Affiliate of NCT (as defined in (A) to (C) above) in On Active L.L.C. does not fall below 42.5%.

     For these purposes, "Control" of any entity shall be deemed to exist by virtue of having the right to influence the operation and affairs thereof by holding directly 51% or more of each of the equity and voting rights in such entity and an 'Interest" in any entity shall be deemed to exist by virtue of owning voting rights equal to or greater than 50% of all voting rights in such entity.

     "Agreed Form" means, in relation to any document, a document in the terms signed or initialed by or on behalf of the parties for identification.

     "Audited Accounts" means the audited consolidated balance sheet of NCT and its subsidiaries (including without limitation NCT Audio) made up as at the Balance Sheet Date and the audited consolidated statement of operations and statement of cash flows of NCT and its subsidiaries (including without limitation NCT Audio) in respect of the financial year ended on the Balance Sheet Date including, in each case, the notes thereto and the auditors' report.

     "Balance Sheet Date" means 31 December, 1999.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in London

     "Cancellation Letter" means the letter terminating the New Cross Licence to be executed by NXT, NTL, NCT and NCT Audio in the Agreed Form.

     "Common Stock Purchase Option" means the Common Stock Purchase Option issued by NCT in favour of NXT (under its previous name of Verity Group plc) on April 15, 1997.

     "Completion" means completion of the transactions described in clauses 2 and 3 in accordance with clause 5.

     "Completion Date" means the date upon which Completion takes place.

     "Conditions" means the conditions set out in clause 4.1.

     "DMC' means Distributed Media Corporation, a company incorporated under the laws of Delaware, U.S.A. which is a subsidiary of NCT.

     "Encumbrance" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption): any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement.

     "Gekko Letter" means the letter relating to the supply of Gekko speakers to be executed by NTL and NCT in the Agreed Form.

     "IP Sale Agreement' means the IP Sale Agreement to be entered into between NTL, NCT and NCT Audio in the Agreed Form.

     "London Stock Exchange" means London Stock Exchange plc.

     "NCT Option Shares" means the 3,850,000 shares of common stock, par value US$0.01 each, of NCT which are the subject of the Common Stock Purchase Option.

     "New Cross Licence Agreement" means the New Cross Licence Agreement dated 27 September 1997 and made between NXT (1), NTL (2), NCT (3) and NCT Audio
     (4) as amended at the date hereof.

     "NXT Consideration Shares" means 2,000 000 ordinary shares of 25p each in the capital of NXT.

     "Quarterly Accounts" means the unaudited consolidated balance sheet of NCT and its subsidiaries (including without limitation NCT Audio) made up as at 30 September, 2000 and the unaudited consolidated statement of operations and statement of cash flows of NCT and its subsidiaries (including without limitation NCT Audio) in respect of the nine months ended on such date.

     "Registration Rights Agreement' means the agreement to be entered into between NXT and NCT granting certain registration rights in relation to the NCT Consideration Shares to NXT in the Agreed Form.

     "UK Listing Authority" means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986 and in the exercise of its functions in respect of admissions.

1.2  Construction of certain references

     In this Agreement, where the context admits:

     (A) words and phrases the definitions of which are contained or referred to in Part XXVI Companies Act 1985 shall be construed as having the meanings thereby attributed to them;

     (B) references to, or to any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law, or any other law of, or having effect in, any jurisdiction ("Laws") shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as amended, re-enacted, consolidated or replaced or as their application is modified by other Laws from time to time, and whether before or after the date of this Agreement;

     (C) references to causes and schedule are references to clauses of and the schedule to this Agreement and references to this Agreement include the schedules;

     (D) references to the singular shall include the plural and vice versa and references to the masculine the feminine and the neuter shall include each other such gender

     (E) "person" include any individual, partnership body corporate, corporation sole or aggregate state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality and

     (F)  "company" an "includes any body corporate.

1.3  Headings

     The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4  Schedules

     Each of the schedules shall have effect as if set out herein.

2.   NXT's and NTL's Obligations

2.1  Obligations

     Subject to the terms of this Agreement and in consideration of the obligations accepted by NCT and NCT Audio hereunder, on Completion:

     (A) NXT will allot and issue the NXT Consideration Shares (credited as fully paid as to nominal value and as to a premium of 298p on each share) to NCT Audio as consideration for the termination of the New Cross Licence Agreement and the rights of NCT Audio to receive royalties thereunder;

     (B) NXT and NTL will terminate the New Cross Licence Agreement (including without limitation all and any rights of NXT or NTL to receive any royalties thereunder) by each executing the Cancellation Letter

     (C)  NTL will enter into the IP Sale Agreement;

     (D) NTL will grant to NCT a new General Licence in relation to loudspeaker technology in the Agreed Form and enter into a letter in relation to the General Licence in the Agreed Form;

     (E) NXT will transfer the 533 shares of common stock, par value US$0.01, in NCT Audio registered in the name of NXT to NCT representing the consideration due to NCT on exercise of the Common Stock Purchase Option and NXT will exercise the Common Stock Purchase Option in respect of all of the NCT Option Shares, and

     (F)  NTL will enter into the Gekko Letter;

2.2  No part performance

     NXT and NTL shall not be obliged to perform at Completion any of the obligations set out in clause 2.'I unless the obligations of NCT and NCT Audio set out in clause 3.'I shall be performed simultaneously.

3.   NCT's and NCT Audio's Obligations

3.1  Obligations

     Subject to the terms of this Agreement and in consideration of the obligations accepted by NXT and NTL hereunder on Completion:

     (A) NCT and NCT Audio will terminate the New Cross Licence Agreement (including without limitation all and any rights of NCT or NCT Audio to receive any royalties thereunder) by each executing the Cancellation Letter;

     (B)  NCT and NCT Audio will enter into the IP Sale Agreement,

     (C)  NCT will enter into the Gekko Letter;

     (D) NCT will enter into a new General Licence in relation to loudspeaker technology in the Agreed Form together with a letter in relation to the General Licence in the Agreed Form;

     (E)  NCT will  accept the  transfer  of the  shares of common  stock in NCT
          Audio referred to in clause 2.1(E) in full satisfaction of the consideration due upon the exercise of the Common Stock Purchase Option (and the terms of exercise of the Common Stock Purchase Option shall be deemed amended to the extent necessary to enable such exercise to proceed) and confirm the valid exercise of the Common Stock Purchase Option and NCT will issue the NCT Option Shares (credited as fully paid and non-assessable) to NXT; and

     (F)  NCT will enter into the Registration Rights Agreement.

3.2  No part performance

     NCT and NCT Audio shall not be obliged to perform at Completion any of the obligations set out in clause 3.1 unless the obligations of NXT and NTL set out in clause 2.1 shall be performed simultaneously.

4.   Conditions

4.1  Conditions

     Completion is conditional upon:

     (A) the delivery to NCT Audio of a report prepared by Horwath Clark Whitehill in accordance with the requirements of section 103 of the Companies Act, 1985; and

     (B) the agreement by the UK Listing Authority to admit the NXT Consideration Shares to the Official List of the UK Listing Authority (subject only to allotment) and such admission having become fully effective and the agreement by the London Stock Exchange to admit the NXT Consideration Shares to trading (subject only to allotment).

4.2  Satisfaction

     NXT shall use its reasonable endeavours to procure the satisfaction of the Conditions set out in clause 4.1(A) and (B).

4.3  Disclosure of difficulties in satisfying Conditions

     Should NXT become aware of anything which will or may prevent any of the Conditions from being satisfied it shall forthwith disclose the same to NCT and NCT Audio.

5.   Completion

5.1  Date and place of Completion

     Completion shall take place at the offices of Simmons 8 Simmons at CityPoint One Ropemaker Street, London EC2Y 9SS within two Business Days after this Agreement ceases to be subject to any of the Conditions.

5.2  NXT's and NTL's obligations

     On Completion:

     (A) NXT shall allot and issue the NXT Consideration Shares free from all Encumbrances to NCT Audio (as evidenced by the delivery to NCT Audio of a certified copy of the resolution of the directors of NXT making such allotment) and deliver to NCT Audio duly executed share certificates in respect of the NXT Consideration Shares; and

     (B)  NXT and NTL shall deliver to NCT:

          (1)  the Cancellation Letter duly executed by NXT and NTL;

          (2)  the IP Sale Agreement duly executed by NTL;

          (3) a new General Licence in the Agreed Form together with a letter in relation to the General Licence in the Agreed Form both duly executed by NTL,

          (4) a transfer of the 533 shares of common stock, par value US$0.01, in NCT Audio duly executed by NXT as the registered shareholder thereof;

          (5)  the Gekko Letter duly executed by NTL; and

          (6)  the Registration Rights Agreement duly executed by NXT.

5.3  NCT's and NCT Audio's obligations

     On Completion:

     (A)  NCT and NCT Audio shall deliver to NXT:

          (1)  the Cancellation Letter duly executed by NCT and NCT Audio;

          (2)  the IP Sale Agreement duly executed by NCT and NCT Audio;

          (3)  the Gekko Letter duly executed by NCT;

          (4) a new General Licence in the Agreed Form together with a letter in relation to the General Licence in the Agreed Form both duly executed by NCT:

          (5)  the Registration Rights Agreement duly executed by NCT, and

          (6) a duly signed legal opinion of Latham & & Watkins in the Agreed Form that this Agreement and the other agreements and documents referred to herein have been duly authorised and executed by and are within the corporate powers of NCT and NCT Audio as a matter of applicable U.S. state and federal laws.

     (B) NCT shall confirm the valid exercise by NXT of the Common Stock Purchase Option and shall issue the NCT Option Shares free from all Encumbrances to NXT and deliver to NXT a duly executed share certificate in respect of the NCT Option Shares

5.4  Failure to complete

     If in any respect the obligations of NXT and NTL or the obligations of NCT and NCT Audio are not complied with on the date for Completion set by clause 5.1 NXT (in the case of a default by NCT or NCT Audio) or NCT (in the case of a default by NXT or NTL) may:

     (A) defer Completion to a date not more than 14 days after the date set by clause 5.1 (and so that the provisions of this clause 5.4, apart from this clause 5.4(A), shall apply to Completion as so deferred); or

     (B) proceed to Completion so far as practicable (without prejudice to its rights hereunder): or

     (C)  rescind this Agreement.

6.   The NXT Consideration Shares

6.1  Rights and Dividends

     The NXT Consideration Shares shall rank pari passu and as a single class with the ordinary shares of 25p each in the capital of NXT in issue at the date of this Agreement and shall carry the right to receive in full all dividends and other distributions declared, made or paid by reference to a record date after the Completion Date.

6.2  Restrictions on Sale

     NCT Audio shall not, directly or indirectly offer, sell, contract to sell or otherwise dispose of or transfer, any legal or beneficial interest in the NXT Consideration Shares or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly any interest in any of the NXT Consideration Shares prior to 30 June 2001 provided that the foregoing shall not restrict NCT Audio from selling or otherwise disposing of or dealing with up to 695,000 of the NXT Consideration Shares and provided further that any sale of any of the NXT Consideration Shares in accordance with this proviso shall be made through Merrill Lynch International in London (as NXT's nominated brokers) and any proposed sale will be notified by NCT Audio to NXT in advance in writing not less than 5 Business Days before the proposed date of such sale.

     With effect from 01 July 2001 NCT Audio shall be free to sell or otherwise dispose or deal with the NXT Consideration Shares provided that it shall consult with NXT in order to ensure that any such sales take place evenly during the period of 6 months from 01 July 2001 in a manner designed to avoid disrupting the market in, or creating a disorderly or false market in, shares in the capital of NXT.

     NCT Audio shall be entitled to charge or pledge any of the NXT Consideration Shares as collateral for a loan to generate cash in lieu of a sale of any of the NXT Consideration Shares provided that the beneficiary of any such charge or pledge shall agree (in terms reasonably acceptable to NXT and approved in advance of the creation of such charge or pledge by
     NXT) that they will only dispose of any of the NXT Consideration Shares in accordance with the restrictions set out in this clause 6.2. NCT Audio shall also be entitled to transfer the NXT Consideration Shares to any Affiliate of NCT Audio provided that prior to any such transfer taking place the proposed transferee shall have delivered to NXT a duly executed undertaking (in terms reasonably acceptable to NXT) confirming that such proposed transferee will only dispose of any interest in any of the NXT Consideration Shares in accordance with the restrictions set out in this clause 6.2.

     In order to ensure the due funding of payments under the Gekko Letter NCT Audio will on Completion deposit 200,000 of the NXT Consideration Shares with Merrill Lynch International on terms that such NXT Consideration Shares are to be sold at such time as NCT Audio shall decide in the period of 15 days following the making of such deposit and that such NXT Consideration Shares and the proceeds arising from the sale of the same may only be released to NCT Audio with the prior written agreement of NXT

     NCT Audio confirms ms that in the event that it shall sell or otherwise dispose or deal with the NXT Consideration Shares at any time it shall not do so through any transaction that would require any registration or filing under United States federal or state securities laws.

7.   The NCT Option Shares

7.1  Rights and Dividends

     The NCT Option Shares shall rank pari passu and as a single class with the shares of common stock of par value US$0.01 each in NCT in issue at the date of this Agreement and shall carry the right to receive in full all dividends and other distributions declared made or paid by reference to a record date after the Completion Date.

8.   Warranties and Undertaking

8.1  General

     NCT hereby warrants and represents to and for the benefit of NXT and NTL in the terms of the warranties and representations set out in the schedule (the "Warranties") and acknowledges and accepts that NXT and NTL entering into this Agreement in reliance upon each of the Warranties each of which is given on the basis that it will remain true and accurate at all times up to and including Completion. NCT further acknowledges that no information relating to NCT or its Affiliates (including without limitation NCT Audio) of which NXT or NTL has knowledge (actual or constructive) shall prejudice any claim made by NXT or NTL under this Agreement or operate to reduce any amount recoverable

8.2  Warranties to be independent

     Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Agreement.

8.3  Undertaking

     NCT undertakes to and for the benefit of NXT and NTL that NCT shall not require the repayment by NCT Audio of any inter group indebtedness now or in the future owing by NCT Audio to NCT unless at the time of any such repayment NCT Audio would, after making such repayment, be solvent and able to meet all of its liabilities (whether actual or contingent) at such time provided that the foregoing shall not prevent (subject to compliance with the other provisions of this Agreement) the transfer by NCT Audio of any of the NXT Consideration Shares in satisfaction or partial satisfaction of any inter-group indebtedness owing by NCT Audio to NCT. In addition, the foregoing shall not (subject to compliance with the other provisions of this Agreement) prevent the transfer by NCT Audio of any of the NXT Consideration Shares to DMC.

9.   Confidentiality

9.1  Confidentiality

     Subject to clause 9.2 and to clause 10, each party:-

     (A) shall treat as strictly confidential the provisions of this Agreement and the process of their negotiation and all information about the other party (or any of its Affiliates) obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement ("Confidential Information"), and

     (B) shall not, except with the prior written consent of the other parties (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.

9.2  Permitted disclosures

     Clause 9.1 shall not apply if and to the extent that the party disclosing Confidential Information can demonstrate that:

     (A) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it ( including but not limited to the London Stock Exchange, the UK Listing Authority, the Financial Services Authority, the Panel on Take-overs and Mergers, the Serious Fraud Office and the Securities and Exchange Commission of the United States) and whether or not the requirement has the force of law; or

     (B) such disclosure is to its professional advisers in relation to the negotiation, entry into or performance of this Agreement or any matter arising out of the same; or

     (C) such disclosure is required to facilitate the satisfaction of any of the Conditions; or

     (D) the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in clause 9.1(A); or

     (E) the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 9.1(B).

9.3  Continuance of restrictions

     The restrictions contained in this clause 9 shall survive Completion and shall continue without limit of time.

10.  Announcements

10.1 Restrictions

     Subject to clause 10.2, and whether or not any restriction contained in clause 9 applies, no party to this Agreement shall make any announcement, (including, without limitation any communication to the public), concerning the provisions or subject matter of this Agreement or containing any information about the other parties without the prior written approval oval of the others (which shall not be unreasonably withheld or delayed).

10.2 Permitted announcements

     Clause 10.1 shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including but not limited to the London Stock Exchange, the UK Listing Authority, The Panel on Take-overs and Mergers, the Serious Fraud Office and the Securities and Exchange Commission of the United States) and whether or not the requirement has the force of law and provided that any such announcement shall be made only after consultation with the other party.

10.3 Continuance of restrictions

     The restrictions contained in this clause 10 shall survive Completion and shall continue without limit of time.

11.  Provisions relating to this Agreement

11.1 Assignment

     This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable.

11.2 Whole agreement and variations

     (A) This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements and undertakings, whether in writing or oral, relating to such subject matter, except to the extent that the same are repeated in this Agreement.

     (B) Each of the parties acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance by the other party or any other person save (in the case of NXT and NTL) for those contained in this Agreement.

     (C) No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

11.3 Agreement survives Completion

     The Warranties and all other provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

11.4 Rights etc cumulative and other matters

     (A) The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

     (B) No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

     (C) No single or partial exercise of any right power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy

11.5 Further assurance

     At any time after Completion each party shall, at the request and cost of the requesting party, execute or procure the execution of such documents and do or procure the doing of such acts and things as the requesting party may reasonably require for the purpose of giving to the requesting party the full benefit of all the provisions of this Agreement.

11.6 Invalidity

     If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

11.7 Counterparts

     This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

11.8 Costs

     Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

11.9 Notices

     (A) Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 11.9(B) and may be:

          (1) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

          (2) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

          (3) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 08.00 on the next Business Day.

     (B) The addresses and other details of the parties referred to in clause 11.9(A) are, subject to clause 11.9(C):

          Name:                     NXT plc and New Transducers Limited
          For the attention of:     Peter Thoms
          Address:                  Ixworth House
                                    37 Ixworth Place
                                    London SW3 3QH
                                    England

          Fax number:               (44) 207 343 5051

          Name:                     NCT Group, Inc, and NCT Audio Products, Inc.
          For the attention of:     Michael J. Parrella and Cy Hammond
          Address:                  20 Ketchum Street
                                    Westport, CT 06883 U.S.A.

          Fax number:               (1)203-226-3123

     (C) Any party to this Agreement may notify the other parties of any change to its address or other details specified in clause 11 9(B), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

12.  Law and Jurisdiction

12.1 English Law

     This Agreement shall be governed by, and construed in accordance with, English law.

12.2 Jurisdiction

     In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("Proceedings") NCT and NCT Audio irrevocably submit to the exclusive jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum. This clause operates for the sole benefit of NXT and NTL who shall each retain the right to take Proceedings in any other jurisdiction.

12.3 Process Agent

     NCT and NCT Audio appoint Noise Cancellation Technologies (Europe) Limited of Unit 3, Munro House, 9 Trafalgar Way, Bar Hill, Cambridge CB3 8SQ as process agent to receive on their behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon NCT or NCT Audio whether or not it is forwarded to and received by NCT or NCT Audio. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, NCT and NCT Audio irrevocably agree to appoint a substitute process agent with an address in England acceptable to NXT and to deliver to NXT a copy of the substitute process agent's acceptance of that appointment within 20 Business Days.

12.4 Contracts (Rights of Third Parties) Act 1999

     No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

     AS WITNESS the hands of the duly authorised representatives of the parties on the date first before written.

                   SCHEDULE: WARRANTIES AND REPRESENTATIONS

NCT hereby warrants and represents to and for the benefit of NXT and NTL as set out in the following paragraphs of this schedule each such warranty and representation being given on the basis that it will remain true and accurate at all time up to and including Completion.

(A)  Capacity

NCT and NCT Audio each have full power and authority to enter into and perform this Agreement, and may execute and deliver this Agreement and perform their obligations under this Agreement without requiring or obtaining the consent of their shareholders or of any other person, authority or body and this Agreement constitutes valid and binding obligations of NCT and NCT Audio in accordance with its terms Each of NCT and NCT Audio is receiving good and fair value for the consideration that is being provided by each of them in accordance with the terms of this Agreement, the IP Sale Agreement and the Gekko Letter.

(B)  Litigation

(1) Neither NCT nor NCT Audio nor any of their Affiliates (including without limitation DMC) is engaged in or the subject of any litigation or arbitration or mediation (including alternative dispute resolution) or administrative or criminal proceedings (including without limitation proceedings before the Securities and Exchange Commission of the United States (the 'SEC")) whether as claimant, plaintiff, defendant or otherwise, which adversely affects or is likely to have an adverse effect on the that entity's business otherwise than as properly disclosed in the Form S-1 Registration Statement as filed with the SEC on 9 February 2001.

(2) No such litigation or arbitration or administrative or mediation (including alternative dispute resolution) or criminal proceedings or investigation or enquiry are pending or threatened or expected by or against NCT or NCT
     Audio or any of their Affiliates (including without limitation DMC) otherwise than as properly disclosed in the Form S-1 Registration Statement as filed with the SEC on 9 February, 2001.

(C)  Insolvency

NCT and NCT Audio are able to pay their debts as they fall due and are trading as going concerns Neither NCT nor NCT Audio nor any of their Affiliates have taken any steps for the appointment of any liquidator receiver. administrator, or any similar officer or for protection from its creditors.

(D)  Accounts

The Audited Accounts:

(1) were prepared in accordance with the requirements of all relevant statutes and generally accepted accounting principles in the United States at the time they were audited and commonly adopted by companies carrying on business similar to that of NCT;

(2) show a true and fair view of the assets and liabilities of NCT and its subsidiaries (as a whole) as at, and the profits of NCT and its subsidiaries for the period ended on, the Balance Sheet Date;

(3) apply bases and policies of accounting which have been consistently applied in the case of NCT and its subsidiaries, in the audited consolidated financial statements for the three accounting reference periods ending on the Balance Sheet Date.

Full provision has been made in the Audited Accounts for all actual liabilities of NCT and its subsidiaries outstanding at the Balance Sheet Date and proper provision (or note) in accordance with generally accepted accounting principles in the United States at the time they were audited has been made therein for all other liabilities of NCT and its subsidiaries then outstanding whether contingent, quantified, disputed.

The Quarterly Accounts have been carefully prepared in accordance with accounting policies consistent with those used in preparing the Audited Accounts and in accordance with the requirements of the United States Securities and Exchange Commission and on a basis consistent with quarterly accounts prepared in respect of the most recent four financial quarters of NCT and its Affiliates. The cumulative profits, assets and liabilities of NCT and its Affiliates stated in the Quarterly Accounts have not been materially misstated and are not materially inaccurate.

(E)  Filings

The Form S-1 Registration Statement as filed by NCT with the SEC on 9 February 2001 and all other filings made by NCT in the 12 months prior thereto comply in all respects with the requirements of the SEC and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(F)  Contracts

(1) Each of the material contracts to which NCT or NCT Audio or DMC is party is valid and binding and no notice of termination of any such contract has been received or served by NCT or NCT Audio or, as the case may be DMC.

(2) Neither NCT nor NCT Audio nor DMC nor any other party to any agreement with NCT or NCT Audio or DMC is in default thereunder, and NCT is not aware of any invalidity or grounds for termination, avoidance, rescission or repudiation of any agreement to which NCT or NCT Audio or DMC is a party which, in any such case, would be material in the context of the financial or trading position of NCT and its subsidiaries.

(G)  Use of Proceeds

Not less than 66 per cent. of the proceeds received by NCT from any sale or disposal of any of the NXT Consideration Shares (or in connection with any charge or pledge of any of the NXT Consideration Shares) will be applied by NCT in the development of the business of DMC as described in the business plan of DMC (a copy of which has been provided to NXT prior to the date hereof).

SIGNED by: /s/ PETER Y. THOMS
duly authorised for and on
behalf of NXT plc



SIGNED by /s/ PETER Y. THOMS
duly authorised for and on
behalf of New Transducers Limited )



SIGNED by /s/ MICHAEL J. PARRELLA
duly authorised for and on
behalf of NCT Group, Inc.



SIGNED by /s/ MICHAEL J. PARRELLA
duly authorised for and on
behalf of NCT Audio Products, Inc.